UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – May 14, 2020

(Date of earliest event reported)

HONEYWELL INTERNATIONAL INC.

(Exact name of Registrant as specified in its Charter)

Delaware	1-8974	22-2640650
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
300 South Tryon Street, Charlotte, NC	28202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 627-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1 per share*	HON	The New York Stock Exchange
1.300% Senior Notes due 2023	HON 23A	The New York Stock Exchange
0.000% Senior Notes due 2024	HON 24A	The New York Stock Exchange
2.250% Senior Notes due 2028	HON 28A	The New York Stock Exchange
0.750% Senior Notes due 2032	HON 32	The New York Stock Exchange

*	The common stock is also listed on the London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On May 14, 2020, Honeywell International Inc. (“Honeywell”) filed a preliminary prospectus supplement in connection with a proposed offering of senior notes (the “Prospectus Supplement”). In the Prospectus Supplement, Honeywell supplemented the disclosure in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (the “Form 10-Q”) regarding its Delayed Draw Term Loan Agreement entered into on March 26, 2020 and its determination to fully draw the Delayed Draw Term Loan on or prior to June 26, 2020 (the “Commitment Termination Date”). The following supplemental disclosure regarding the Delayed Draw Term Loan was included in the Prospectus Supplement:

“Following the completion of this offering, we intend to permanently reduce the undrawn commitments under our Delayed Draw Term Loan Agreement entered into on March 26, 2020 by an amount equal to the aggregate principal amount of the notes issued hereby.”

Honeywell confirms that, on or prior to the Commitment Termination Date, it will draw on the full amount of Delayed Draw Term Loan commitments remaining after giving effect to such permanent commitment reduction. As of the date hereof, there were no amounts drawn under the Delayed Draw Term Loan facility.

In addition, Honeywell supplemented the risk factors contained in Part I, Item IA of its Annual Report on Form 10-K for the year ended December 31, 2019 (the “Form 10-K”) and Part II, Item 1A of its Form 10-Q. The following risk factor was included in the Prospectus Supplement:

“Concentrations of credit, counterparty and market risk may adversely affect our results of operations and financial condition.

We maintain long-term contract relationships with many of our customers, suppliers and other counterparties. While we monitor the financial health of these counterparties, we are exposed to credit and market risks of such counterparties, including those concentrated in the same or similar industries and geographic regions. Changes in economic conditions could also lead to concerns about the creditworthiness of counterparties in the same or similar industry or geography, impacting our ability to renew our long-term contract arrangements or collect amounts due under these arrangements. Among other factors, changes in economic conditions could also result in the credit deterioration or insolvency of a significant counterparty. For example, in Note 1 to its Consolidated Interim Financial Statements and elsewhere in its Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on May 11, 2020, Garrett Motion Inc. (“Garrett”) disclosed certain conditions and events which it indicated raise substantial doubt as to Garrett’s ability to continue as a going concern. Should any of these occur, it could adversely impact Garrett’s ability to perform under the indemnification and reimbursement agreement between Honeywell and a Garrett subsidiary.”

The information in this report on Form 8-K does not constitute an offer of any securities for sale and should be read in conjunction with the risk factors described in and the information under “Forward-Looking Statements” in Honeywell’s Form 10-K and Form 10-Q.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HONEYWELL INTERNATIONAL INC.
Date: May 14, 2020
	By:	/s/ Victor J. Miller
Victor J. Miller
Vice President, Deputy General Counsel, Corporate Secretary and Chief Compliance Officer